EXHIBIT 4

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE

AND

U.S. BANK NATIONAL ASSOCIATION,

Successor to WACHOVIA BANK, NATIONAL ASSOCIATION

and to FIRST UNION NATIONAL BANK

Formerly Known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

NEW JERSEY

Successor to BANK OF NEW ENGLAND, NATIONAL ASSOCIATION

(Formerly Known as NEW ENGLAND MERCHANTS NATIONAL BANK)

and to

NEW BANK OF NEW ENGLAND, NATIONAL ASSOCIATION, TRUSTEE

TWENTY-FIRST SUPPLEMENTAL INDENTURE
Dated as of October 1, 2014

TO ISSUE SERIES S
FIRST MORTGAGE BONDS

$75,000,000 First Mortgage Bonds, Series S, due 2023

TABLE OF CONTENTS

Page

Date and Parties

Recitals

1

Granting Clauses

2

Exceptions

4

Habendum

5

Declaration in Trust

5

ARTICLE 1 – ADDITIONAL ISSUANCE OF SERIES S BONDS

1.01

Designation; Amount

5

1.02

Consent to Amendment and Restatement of Mortgage Indenture

5

ARTICLE 2 –MISCELLANEOUS PROVISIONS

2.01

Recitals

6

2.02

Benefits of Twenty-First Supplemental Indenture

6

2.03

Effect of Twenty-First Supplemental Indenture

6

2.04

Termination

6

2.05

Trust Indenture Act

6

2.06

Counterparts

6

2.07

Notices

7

Testimonium
Signatures

Schedule A

-

Description of Certain Properties Acquired Since November 1, 2013

Acknowledgments
Endorsement

i

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE dated as of October 1, 2014, between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (with its successors and assigns, the “Company”), a corporation duly organized and existing under the laws of the State of New Hampshire, having its principal place of business at Energy Park, 780 North Commercial Street in Manchester, New Hampshire 03101, and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor in trust to Bank of New England, National Association (formerly known as New England Merchants National Bank) and to New Bank of New England, National Association), said U.S. BANK NATIONAL ASSOCIATION being a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 21 South Street, Third Floor, Morristown, New Jersey 07960 and duly authorized to execute the trusts hereof (with its successors in trust, the “Trustee”), as trustee under the General and Refunding Mortgage Indenture, dated August 15, 1978 (as heretofore amended, including as amended and restated on June 1, 2011, being hereinafter generally called the “Mortgage Indenture” and, together with each and every prior indenture supplemental thereto and each and every other instrument, including this Twenty-First Supplemental Indenture, supplemental to the Mortgage Indenture, as the “Indenture”).

WHEREAS, the Company has previously executed and delivered to the Trustee twenty supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing bonds under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding
Twelfth	December 1, 2001	Series I	First Mortgage Bonds (Series I due 2021)*	$89,250,000	$89,250,000	$89,250,000
Fourteenth	October 1, 2005	Series M	5.60% First Mortgage Bonds (Series M, due 2035)	$50,000,000	$50,000,000	$50,000,000
Fifteenth	September 1, 2007	Series N	6.15% First Mortgage Bonds (Series N, due 2017)	$70,000,000	$70,000,000	$70,000,000
Sixteenth	May 1, 2008	Series O	6.00% First Mortgage Bonds (Series O, due 2018)	$110,000,000	$110,000,000	$110,000,000
Seventeenth	December 1, 2009	Series P	4.50% First Mortgage Bonds (Series P, due 2019)	$150,000,000	$150,000,000	$150,000,000

Eighteenth	May 1, 2011	Series Q	4.05% First Mortgage Bonds (Series Q, due 2021)	$122,000,000	$122,000,000	$122,000,000
Nineteenth	September 1, 2011	Series R	3.20% First Mortgage Bonds (Series R, due 2021)	$160,000,000	$160,000,000	$160,000,000
Twentieth	November 1, 2013	Series S	3.50% First Mortgage Bonds (Series S, due 2023)	$250,000,000	$250,000,000	$250,000,000
			Total Outstanding Principal Amount:			$1,001,250,000

*

These First Mortgage Bonds contain provisions for changes in the interest rate.

WHEREAS, the Company, by appropriate corporate action in conformity with the Mortgage Indenture, created a series of bonds designated as First Mortgage Bonds, 3.50% Series S due 2023 (hereinafter generally referred to as the “Series S Bonds” or the “bonds of Series S”);

WHEREAS, the terms and provisions of the Series S Bonds, and the form thereof, were set forth in the Twentieth Supplemental Indenture, dated as of November 1, 2013, between the Company and the Trustee (referred to as the “Twentieth Supplemental Indenture”), which Twentieth Supplemental Indenture also provided for the initial issuance of $250,000,000 aggregate principal amount of Series S Bonds;

WHEREAS, the Company desires to issue an additional Seventy-Five Million Dollars ($75,000,000) in aggregate principal amount of the Series S Bonds and the Company therefore proposes to execute and deliver this Twenty-First Supplemental Indenture (i) to provide for the issue of the additional bonds of Series S and confirm the lien of the Indenture on the property referred to below, all as permitted by Section 1301 of the Mortgage Indenture and (ii) to provide for the future amendment and restatement of the Mortgage Indenture as provided in Section 1.02 hereof;

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not heretofore specifically described in the Indenture but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time;

WHEREAS, all acts and things necessary to make the issuance of the Series S Bonds, when executed by the Company and authenticated by the Trustee and delivered as in the Mortgage Indenture provided, the legal, valid and binding obligations of the Company according to their terms and to make this Twenty-First Supplemental Indenture a legal, valid and binding instrument for the security of the bonds, in accordance with its and their terms, have been done and performed, and the execution and delivery of this Twenty-First Supplemental Indenture has in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, and of the acceptance of said Series S Bonds by the holder thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Mortgage Indenture as previously supplemented, amended and restated by said twenty preceding supplemental indentures, and in performance of and compliance with the provisions thereof, said Public Service Company of New Hampshire, by these presents, does give, grant, bargain, sell, transfer, assign, pledge, mortgage and convey unto U.S. Bank National Association, as Trustee, as provided in the Mortgage Indenture, as previously supplemented, amended and restated and as supplemented by this Twenty-First Supplemental Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described in the Mortgage Indenture and the twenty preceding supplemental indentures and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in said Mortgage Indenture being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Mortgage Indenture, and (b) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company, now owned or hereafter acquired, in and to the rights, titles, interests and properties described or referred to in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length, in all cases not specifically reserved, excepted and excluded; the foregoing property, and rights and interests in property, being located in the following listed municipalities in New Hampshire and unincorporated areas in Coös County, New Hampshire, as well as in various municipalities in the States of Maine, Vermont and elsewhere:

BELKNAP COUNTY — Alton, Barnstead, Belmont, Center Harbor, Gilford, Gilmanton, Laconia, Meredith, New Hampton, Sanbornton, Tilton;

CARROLL COUNTY — Albany, Brookfield, Chatham, Conway, Eaton, Effingham, Freedom, Madison, Moultonboro, Ossipee, Sandwich, Tamworth, Tuftonboro, Wakefield, Wolfeboro;

CHESHIRE COUNTY — Alstead, Chesterfield, Dublin, Fitzwilliam, Gilsum, Harrisville, Hinsdale, Jaffrey, Keene, Marlborough, Marlow, Nelson, Richmond, Rindge, Roxbury, Stoddard, Sullivan, Surry, Swanzey, Troy, Westmoreland, Winchester;

COÖS COUNTY — Bean’s Grant, Berlin, Cambridge, Carroll, Chandler’s Purchase, Clarksville, Colebrook, Columbia, Crawford’s Purchase, Dalton, Dummer, Errol, Gorham, Green’s Grant, Jefferson, Lancaster, Martin’s Location, Milan, Millsfield, Northumberland, Pinkham’s Grant, Pittsburg, Randolph, Shelburne, Stark, Stewartstown, Stratford, Success, Thompson & Meserve’s Purchase, Wentworth’s Location, Whitefield;

GRAFTON COUNTY — Alexandria, Ashland, Bath, Bethlehem, Bridgewater, Bristol, Campton, Easton, Enfield, Franconia, Grafton, Hanover, Haverhill, Hebron, Holderness, Landaff, Lincoln, Lisbon, Littleton, Lyman, Lyme, Orange, Orford, Piermont, Plymouth, Rumney, Sugar Hill, Thornton, Woodstock;

HILLSBOROUGH COUNTY — Amherst, Antrim, Bedford, Bennington, Brookline, Deering, Francestown, Goffstown, Greenfield, Greenville, Hancock, Hillsborough, Hollis, Hudson, Litchfield, Lyndeborough, Manchester, Mason, Merrimack, Milford, Mont Vernon, Nashua, New Boston, New Ipswich, Pelham, Peterborough, Sharon, Temple, Weare, Wilton, Windsor;

MERRIMACK COUNTY — Allenstown, Andover, Boscawen, Bow, Bradford, Canterbury, Chichester, Concord, Danbury, Dunbarton, Epsom, Franklin, Henniker, Hill, Hooksett, Hopkinton, Loudon, Newbury, New London, Northfield, Pembroke, Pittsfield, Salisbury, Sutton, Warner, Webster, Wilmot;

ROCKINGHAM COUNTY — Auburn, Atkinson, Brentwood, Candia, Chester, Danville, Deerfield, Derry, East Kingston, Epping, Exeter, Fremont, Greenland, Hampstead, Hampton, Hampton Falls, Kensington, Kingston, Londonderry, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Northwood, Nottingham, Portsmouth, Raymond, Rye, Sandown, Seabrook, South Hampton, Stratham, Windham;

STRAFFORD COUNTY — Barrington, Dover, Durham, Farmington, Lee, Madbury, Middleton, Milton, New Durham, Rochester, Rollinsford, Somersworth, Strafford;

SULLIVAN COUNTY — Charlestown, Claremont, Cornish, Croydon, Goshen, Grantham, Lempster, Newport, North Charleston, Plainfield, Springfield, Sunapee, Unity, Washington;

SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Mortgage Indenture, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same are reserved, excepted and excluded from the lien of the Mortgage Indenture) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (m), both inclusive, of the paragraph beginning “BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING...” which paragraph is part of the granting clauses of the Mortgage Indenture;

TO HAVE AND TO HOLD all said plant, premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal pro rata benefit, security and protection of the owners of the bonds without any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provision for the payment unto the holders of the bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant and subject to the provisions of Article 8 of the Mortgage Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

ARTICLE 1
ADDITIONAL ISSUANCE OF

SERIES S BONDS

SECTION 1.01.  Designation; Amount.  The additional bonds of Series S for the aggregate principal amount of Seventy-Five Million Dollars ($75,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered in accordance with the request of the Company and in compliance with the applicable provisions of the Indenture.  Said bonds shall be issued as a Tranche of the bonds of Series S as defined in the Indenture and shall be designated “First Mortgage Bonds, Series S, due 2023.” The terms of such additional bonds shall be identical in all respects to the bonds of Series S originally issued (except as to the date of original issuance, the initial interest payment date and the offering price), as set forth in the form of bond included as Schedule A of the Twentieth Supplemental Indenture.  Upon the issuance of said bonds of Series S, the total outstanding aggregate principal amount of bonds of Series S shall be Three Hundred and Twenty-Five Million Dollars ($325,000,000).   The Trustee shall authenticate and deliver such additional bonds of Series S at any time upon application by the Company and compliance with the applicable provisions of the Indenture.  Pursuant to Section 1.01 of the Twentieth Supplemental Indenture, additional bonds of Series S, without limitation as to amount, having the same terms and conditions as the bonds of Series S (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of Series S pursuant to a separate Supplemental Indenture related thereto, and such additional bonds of Series S shall be part of the same series as the bonds of Series S.

SECTION 1.02.  Consent to Amendment and Restatement of Mortgage Indenture.  Each holder of a Series S Bond, solely by virtue of its acquisition thereof, including as an owner of a book entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in substantially the form set forth in Schedule C appended to the Eighteenth Supplemental Indenture dated as of May 1, 2011.

ARTICLE 2
MISCELLANEOUS PROVISIONS

SECTION 2.01.  Recitals.  The recitals in this Twenty-First Supplemental Indenture shall be incorporated herein by reference, and shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Twenty-First Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Twenty-First Supplemental Indenture, except as expressly set forth in the Mortgage Indenture.  The Trustee shall not be taken impliedly to waive by this Twenty-First Supplemental Indenture any right it would otherwise have.

SECTION 2.02.  Benefits of Twenty-First Supplemental Indenture.  Nothing in this Twenty-First Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the Series S Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in the Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and holders of the bonds.

SECTION 2.03.  Effect of Twenty-First Supplemental Indenture.  This Twenty-First Supplemental Indenture is executed, shall be construed as and is expressly stated to be an indenture supplemental to the Mortgage Indenture and shall form a part of the Indenture; and the Mortgage Indenture, as supplemented and amended by this Twenty-First Supplemental Indenture, is hereby confirmed and adopted by the Company as its obligation.  All terms used in this Twenty-First Supplemental Indenture shall be taken to have the meaning specified in the Mortgage Indenture, except in cases where the context clearly indicates otherwise.

SECTION 2.04.  Termination.  This Twenty-First Supplemental Indenture shall become void when the Indenture shall be void.

SECTION 2.05.  Trust Indenture Act.  If and to the extent that any provision of this Twenty-First Supplemental Indenture limits, qualifies or conflicts with any of the applicable provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 2.06.  Counterparts.  This Twenty-First Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

SECTION 2.07.  Notices.  Any notice to the Trustee under any provision of this Twenty-First Supplemental Indenture shall be sufficiently given if served personally upon a responsible officer of the Trustee or mailed by registered or certified mail, postage prepaid, addressed to the Trustee at its corporate trust office, which is U.S. Bank National Association, 21 South Street, Third Floor, Morristown, New Jersey 07960 as of the date hereof. The Trustee shall notify the Company from time to time of any change in the address of its corporate trust office.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE has caused this instrument to be executed and its corporate seal to be hereto affixed, by its officers, thereunto duly authorized, and U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed by its officers thereunto duly authorized, all as of the day and year first above written but actually executed on October 6, 2014.

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE

By:

/S/ PHILIP J. LEMBO

Philip J. Lembo

Vice President and Treasurer

CORPORATE SEAL

Attest:

/S/ RICHARD J. MORRISON

Richard J. Morrison

Secretary

Signed, sealed and delivered by
Public Service Company of New
Hampshire in the presence of us:

/S/ MATTHEW BENSON

/S/ FLORENCE J. IACONO

Witnesses

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss: Westwood
COUNTY OF NORFOLK	)

Then personally appeared before me Philip J. Lembo, Vice President and Treasurer of Public Service Company of New Hampshire, a New Hampshire corporation, and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

Witness my hand and notarial seal this 6th day of October, 2014, at Westwood, Massachusetts.

Name: /S/ BARBARA J. MURPHY
Notary Public
My Commission Expires March 30, 2018

(Notarial Seal)

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss: Boston
COUNTY OF SUFFOLK	)

Then personally appeared before me Richard J. Morrison, Secretary of Public Service Company of New Hampshire, a New Hampshire corporation, and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

Witness my hand and notarial seal this 6th day of October, 2014, at Boston, Massachusetts.

Name: /S/ FLORENCE J. IACONO
Notary Public
My Commission Expires January 28, 2016

(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION as Trustee as aforesaid

By: /S/ STEPHANIE ROCHE Stephanie Roche Vice President

Attest:

/S/ PAUL O’BRIEN

Paul O'Brien

Vice President

Signed and delivered by
U.S. Bank National Association

in the presence of us:

/S/ RICK BARNES

Rick Barnes, Vice President

/S/ CHRISTOPHER E. GOLABEK

Christopher E. Golabek, Vice President

Witnesses

STATE OF NEW JERSEY	)
	)	ss: Morristown
COUNTY OF MORRIS	)

Then personally appeared before me Stephanie Roche, Vice President of U.S. Bank National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 7th day of October, 2014, at Morristown, New Jersey.

Name: /s/ FLORENCE J. NOLL
Notary Public
My Commission Expires April 13, 2017

(Notarial Seal)

SCHEDULE A

Description of Properties
Acquired
Since November 1, 2013

Book-Page	Grantor	Town	Date	Registry
1391-463	City of Berlin	Berlin	12-12-13	Coos
2864-555	Lisa Sullivan	Fitzwilliam	12-18-13	Cheshire
2864-564	Norman Descoteaux	Fitzwilliam	02-03-14	Cheshire
5548-738	Searay Realty, LLC	Portsmouth	07-23-14	Rockingham
5557-1841	James K. Cowdery	Kingston	08-27-14	Rockingham
5563-2259	Lisa Lane and Jody Lane, Co-Trustees of JAG Diamond Ranch Trust	Kingston	09-14-14	Rockingham

A-1

ENDORSEMENT

U.S. Bank National Association, Trustee, being the mortgagee in the foregoing Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by said Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Supplemental Indenture to the extent, but only to the extent, that such sale is permitted under the provisions of the Mortgage Indenture as supplemented by the Twenty-First Supplemental Indenture dated as of October 1, 2014.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee as aforesaid

By:  /S/ STEPHANIE ROCHE

Stephanie Roche

Vice President

Signed and acknowledged
on behalf of U.S. Bank National Association
in the presence of us:

/S/ RICK BARNES

Rick Barnes, Vice President

/S/ CHRISTOPHER E. GOLABEK

Christopher E. Golabek, Vice President

Witnesses